As filed with the Securities and Exchange Commission on July 2, 2009

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVOLUTION RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	7363	20-2356853
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer) Identification No.

43 Yazoo Avenue Clarksdale, Mississippi 38614 (662) 655-1077	Dennis McLaughlin 43 Yazoo Avenue Clarksdale, Mississippi 38614 (662) 655-1077
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Jeffrey M. Quick, Esq.

Quick Law Group, PC

900 W. Pearl Street, Suite 300

Boulder, Colorado 80302

(720) 259-3393

Fax: (303) 845-7315

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐	(do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.001 par value (2)	10,000,000	$4.00	$40,000,000	$2,232.00

———————

(1)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate number of debt securities, stock purchase contracts, and warrants of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $40,000,000.  Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.

(2)

The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(4)

Calculated pursuant to Rule 457(o) under the Securities Act.

(5)

Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock, preferred stock, debt securities, stock purchase contracts, and warrants as may be issued upon exercise, settlement, exchange or conversion of securities as may be offered pursuant to any prospectus or prospectus supplement filed with this registration statement. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the securities and exchange commission, acting pursuant to section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the U.S. Securities and Exchange Commission. These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION

DATED JULY 2, 2009

EVOLUTION RESOURCES, INC.

Up to 10,000,000 shares of our common stock

By this prospectus, we may from time to time offer our common stock in one or more offerings and in amounts, at prices and on terms that we will determine at the time of such offerings. We will provide specific terms of the securities offered and the terms and conditions of the transactions in supplements to this prospectus. You should read this prospectus, each applicable prospectus supplement, and the information incorporated by reference in this prospectus and each applicable prospectus supplement carefully before you invest.

Our common stock, par value $0.001 per share, trades on the Over-the-Counter Bulletin Board under the symbol “BBNG.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and in the prospectus supplement we will deliver with this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is ______________, 2009.

TABLE OF CONTENTS

Prospectus Summary

1

Risk Factors

2

Use Of Proceeds

10

Dividend Policy

10

Dilution

10

Off-Balance Sheet Arrangements

10

Effect Of Inflation And Changes In Prices

10

Plan Of Distribution

10

Description Of Securities

12

Penny Stock Considerations

14

Management’s Discussion And Analysis Of Financial Condition And Results Of Operation

14

Business

18

Legal Proceedings

23

Management

23

Executive Compensation

25

Security Ownership Of Certain Beneficial Owners And Management

26

Certain Relationships And Related Transactions

26

Legal Matters

26

Experts

26

Changes In And Disagreements With Accountants

26

Available Information

26

Index To Financial Statements

F-1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may sell common stock, described in this prospectus in one or more offerings up to an aggregate initial dollar amount of $40,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. We urge you to read carefully both this prospectus and the prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference and as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

This prospectus and the related prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, the “Risk Factors” section on page 2, and the financial statements and the notes to the financial statements beginning on page F-1. You should also review the other available information referred to in the section entitled “Available Information” on page 27. In this prospectus, the “Company,” “we,” “us” and “our” refer to Evolution Resources, Inc.

General Overview

Evolution Resources, Inc. is a development stage company focused on the advancement of the profitable production of cellulosic ethanol and biodiesel. Our business plan contains certain proposed projects that if successfully implemented and completed, will leverage existing assets and infrastructure to (a) significantly shorten the time frame required to establish commercial scale cellulosic ethanol production facilities and (b) “repurpose” certain industrial facilities to provide key biofuels production components.

We are currently focused on building a team of industry experts to advise and assist our management as the project plans are developed. The team will include members from the scientific, financial, legal, and government policy communities who are all well experienced in the field of renewable fuels.

Corporate History

We were incorporated in the State of Nevada in March 2005.

On May 27, 2009, the Company, Evolution Resources, Inc., a Delaware corporation (“Evolution-DE”) and Evolution Resources Acquisition Corp. (“ERAC”), a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger. Pursuant to the terms of the Merger Agreement, ERAC merged with and into Evolution-DE, with Evolution-DE remaining as the surviving corporation and as our sole wholly-owned subsidiary.  After the closing of the merger, we changed our name from BBN Global Consulting, Inc. to Evolution Resources, Inc. to reflect the business of our principal subsidiary. Because of the merger, we ceased to be a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

As of the closing of the merger, each issued and outstanding share of common stock of Evolution-DE was converted into the right to receive 15,296,077 shares of our common stock, which constitutes approximately 89.55% of our outstanding common stock.

Our principal offices are located at 43 Yazoo Ave, Clarksdale, Mississippi 38614, and our telephone number is (662) 655-1077. We currently do not have a website.

RISK FACTORS

An investment in our common stock involves a substantial degree of risk. Before making an investment decision, you should give careful consideration to the following risk factors in addition to the other information contained in this report. The following risk factors, however, may not reflect all of the risks associated with our business or an investment in our common stock. YOU SHOULD NOT BUY THESE SECURITIES UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

Risks Associated with our Business

We have a no operating history, and our business may not be successful.

We are currently in an early stage of our current business plan. We have no operating history with respect to the construction and operation of biodiesel refineries. Our limited operating history makes it difficult for potential investors to evaluate our business. Therefore, our proposed operations are subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the biodiesel industry in general. Investors should evaluate an investment in our company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services and technologies. Despite best efforts, we may never overcome these obstacles to achieve financial success.

Our business is speculative and dependent upon the implementation of our business plan, as well as our ability to enter into agreements with third parties for necessary financing, the provision of necessary feedstock sources, engineering, procurement and construction services and the sale and distribution of our biodiesel fuel on terms that will be commercially viable for us. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues or that our investors will not lose their entire investment.

We have yet to attain profitable operations and because we will need additional financing to fund our activities, there is substantial doubt about our ability to continue as a going concern.

Our ability to continue to operate as a going concern is fully dependent upon our ability to obtain sufficient financing to continue our development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from our operation. We will be required to raise additional financing to fully implement our entire business plan.

There is no guarantee that we will ever operate profitably or even receive positive cash flows from full operations.

We require immediate additional capital.

Our operating plan for 2009 is focused on development of our projects. We estimate that we will need to raise approximately $82 million in cash to support this plan for the next twelve months. We are actively seeking additional funding. There can be no assurance that the required additional financing will be available on terms favorable to us or at all.

Obtaining capital will be challenging in a difficult environment, due to the current environment in the United States financial markets and current world instability. We currently have no commitments for funding and there can be no assurance that we will be able to obtain additional funding in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms when required, we may be required to significantly curtail our operations or may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, and such securities may have rights, preferences and privileges senior to those of our common stock. If we borrow money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and would most likely result in a lower stock price.

Our results of operations, financial condition and business outlook are highly dependent on commodity prices, which are subject to significant volatility and uncertainty, and the availability of supplies.

Our results are substantially dependent on many different commodity prices, especially prices for biodiesel, ethanol, petroleum diesel, feedstock and materials used in the construction of our refineries. As a result of the volatility of the prices for these items, our results may fluctuate substantially and we may experience periods of declining prices for our products and increasing costs for our raw materials, which could result in operating losses.

Biodiesel is a commodity whose price is determined based on the price of petroleum diesel, world demand, supply and other factors, all of which are beyond our control. World prices for biodiesel have fluctuated widely in recent years. We expect that prices will continue to fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return on our investment in biodiesel refineries and on our general financial condition. Price fluctuations for biodiesel may also affect the investment market, and our ability to raise investor capital. Although market prices for biodiesel rose to near-record levels during 2005 and have gone up since then, they have drastically decreased in the past twelve months. Future decreases in the prices of biodiesel or petroleum diesel may have a material adverse effect on our financial condition and future results of operations.

The price of feedstock is influenced by market demand, weather conditions, animal processing and rendering plant decisions, factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the price of feedstock is difficult to predict. Any event that tends to negatively affect the supply of feedstock, such as increased demand, adverse weather or crop disease, could increase feedstock prices and potentially harm our business. In addition, we may also have difficulty, from time to time, in physically sourcing feedstock on economical terms due to supply shortages or quality control issues of feedstock providers. Such a shortage or quality control issues could require us to suspend operations until feedstock of acceptable quality is available at economical terms, which would have a material adverse effect on our business, results of operations and financial position. The price we pay for feedstock at a facility could increase if an additional multi-feedstock biodiesel production facility is built in the same general vicinity or if alternative uses are found for lower cost feedstocks.

Changes in the price and availability of our feedstock may hinder our ability to generate revenues and may result in plant shutdowns.

Because there is little or no correlation between the price of feedstock and the price of biodiesel, we cannot pass along increased feedstock prices to our biodiesel customers. As a result, increased feedstock prices may result in decreased profits and we may even be forced to shut down our plants, either temporarily or permanently. If we continue to experience a sustained period of high feedstock prices, such pricing may reduce our ability to generate revenues and our profit margins will decrease, and these decreases may be significant.

The raw materials and energy necessary to produce cellulosic ethanol may be unavailable or may increase in price, adversely affecting our business, results of operations and financial condition.

The principal raw material we plan to use to produce ethanol and its co-products is biomass from wood chips, wheat straw, and other sources. Changes in the price of biomass can significantly affect our business. In general, rising feedstock prices result in lower profit margins and, therefore, represent unfavorable market conditions. This is especially true since market conditions generally do not allow us to pass along increased biomass prices to our customers because the price of ethanol is primarily determined by other factors, such as the supply of ethanol and the price of oil and gasoline. At certain levels, biomass prices may even make ethanol production uneconomical depending on the prevailing price of ethanol.

The price of biomass can be influenced by general economic, market and regulatory factors. These factors include weather conditions, crop conditions and yields, farmer planting decisions, government policies and subsidies with respect to agriculture and international trade and global supply and demand. The significance and relative impact of these factors on the price of biomass is difficult to predict. Any event that tends to negatively impact the supply of biomass will tend to increase prices and potentially harm our business. Additional increases in cellulosic ethanol production could further boost demand for biomass and result in increases in biomass prices.

The production of ethanol also requires a significant and uninterrupted supply of other raw materials and energy, primarily water, electricity and natural gas. The prices of electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and natural gas that our facilities will need or may not be able to supply those resources on acceptable terms. Any disruptions in the ethanol production infrastructure network, whether caused by labor difficulties, earthquakes, storms, other natural disasters or human error or malfeasance or other reasons, could prevent timely deliveries of biomass or other raw materials and energy and may require us to halt production which could have a material adverse effect on our business, results of operations and financial condition.

The market price of ethanol is volatile and subject to large fluctuations, which may cause our profitability or losses to fluctuate significantly.

The market price of ethanol is volatile and subject to large fluctuations. The market price of ethanol is dependent upon many factors, including the supply of ethanol and the price of gasoline, which is in turn dependent upon the price of petroleum which is highly volatile and difficult to forecast. Fluctuations in the market price of ethanol may cause our profitability or losses to fluctuate significantly.

The United States ethanol industry is highly dependent upon a myriad of federal and state legislation and regulation and any changes in such legislation or regulation could have a material adverse effect on our results of operations and financial condition.

The production of ethanol is made significantly more competitive by federal tax incentives. The federal excise tax incentive program allows gasoline distributors who blend ethanol with gasoline to receive a federal excise tax rate reduction for each blended gallon they sell regardless of the blend rate. The current federal excise tax on gasoline is $0.184 per gallon, and is paid at the terminal by refiners and marketers. If the fuel is blended with ethanol, the blender may claim a $0.51 per gallon tax credit for each gallon of ethanol used in the mixture, up to $1.01 per gallon if cellulosicly produced. The federal excise tax incentive program may not be renewed prior to its expiration in 2010, or if renewed, it may be renewed on terms significantly less favorable than current tax incentives. The elimination or significant reduction in the federal excise tax incentive program could have a material adverse effect on our results of operations.

Waivers or repeal of the national RFS minimum levels of renewable fuels included in gasoline could have a material adverse affect on our results of operations.

Shortly after passage of the Energy Independence and Security Act of 2007, which increased the minimum mandated required usage of ethanol, a Congressional sub-committee held hearings on the potential impact of the new national RFS on commodity prices. While no action was taken by the sub-committee towards repeal of the new national RFS, any attempt by Congress to re-visit, repeal or grant waivers of the new national RFS could adversely affect demand for ethanol and could have a material adverse effect on our results of operations and financial condition.

Strategic relationships on which we may rely are subject to change.

Our ability to identify and enter into commercial arrangements with feedstock suppliers, construction contractors, equipment fabricators, transportation, logistics and marketing services providers and biodiesel customers will depend on developing and maintaining close working relationships with industry participants. Our success in this area will also depend on our ability to select and evaluate suitable projects as well as to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will use the business relationships of management in order to form strategic relationships. These relationships may take the form of joint ventures with other private parties or local government bodies, contractual arrangements with other companies, including those that supply feedstock that we will use in our business, or minority investments from third parties. There can be no assurances that we will be able to establish these strategic relationships, or, if established, that the relationships will be maintained, particularly if members of our management leave our company. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to incur or undertake in order to fulfill our obligations to these partners or maintain these relationships. If we do not successfully establish or maintain strategic relationships, our business may be negatively affected.

Competition may impair our success.

We face competition from other producers of biodiesel and ethanol with respect to the procurement of feedstock, and biomass, respectively, obtaining suitable properties for the construction of biodiesel and ethanol plants and selling biodiesel, ethanol and related products. Such competition could be intense, driving up the cost of feedstock and biomass, and driving down the price for our products. Competition will likely increase as the price of energy, and in particular oil, rises. Additionally, new companies are constantly entering the market, increasing the competition.

Larger foreign-owned and domestic companies who have been engaged in this business for substantially longer periods of time, such as vertically integrated oil, agricultural and food supply companies, including Conoco-Phillips, Chevron, Tyson, Purdue, ADM, Cargill and Bunge, and independent companies such as Imperium Renewables, Inc. and Green Earth Fuels, LLC all have access to greater resources. The same is true for more established companies who decide to enter into our industry. These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own refining and fuel marketing operations, and may have greater access to feedstocks and biomass, market presence, economies of scale, financial resources and engineering, technical and marketing capabilities, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect our results of operation and financial condition and could also have a negative impact on our ability to obtain additional capital from investors.

Our business is subject to local legal, political, and economic factors which are beyond our control.

We believe that the current political environment for construction of biodiesel and ethanol plants is sufficiently supportive to enable us to plan and implement our operations. However, there are risks that conditions will change in an adverse manner. These risks include, but are not limited to, laws or policies affecting mandates or incentives to promote the use of biodiesel, ethanol, environmental issues, land use, air emissions, water use, zoning, workplace safety, restrictions imposed on the biodiesel fuel industry such as restrictions on production, substantial changes in product quality standards, restrictions on feedstock supply, price controls, and import and/or export controls. Any changes in biodiesel fuel, ethanol fuel, financial incentives, investment regulations, policies or a shift in political attitudes are beyond our control and may adversely affect our business and future financial results.

Environmental risks and regulations may adversely affect our business.

All phases of designing, constructing and operating biodiesel and ethanol refineries present environmental risks and hazards. We are subject to environmental regulation implemented or imposed by a variety of federal, state and municipal laws and regulations as well as international conventions. Among other things, environmental legislation provides for restrictions and prohibitions on spills and discharges (particularly with respect to plant wastewater discharge), as well as emissions of various substances produced in association with biodiesel and ethanol fuel operations. Legislation also requires that facility sites be operated, maintained, abandoned and reclaimed in such a way that would satisfy applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability, as well as potentially increased capital expenditures and operating costs.

The presence or discharge of pollutants in or into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such presence or discharge. If we are unable to remediate such conditions economically or obtain reimbursement or indemnification from third parties, our financial condition and results of operations could be adversely affected.

Lack of diversification may increase our risk.

Larger companies have the ability to manage their risk through diversification. However, we lack diversification, in terms of both the nature and geographic scope of our business. As a result, we could potentially be impacted more by factors affecting the biodiesel and ethanol industries or the regions in which we operate than we would if our business were more diversified.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, require us to forfeit property rights and may affect the value of our assets or our ability to conduct our business. We may also be required to take corrective actions, including, but not limited to, installing additional equipment, which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. These could result in a material adverse effect on our prospects, business, financial condition and our results of operation.

Our business will suffer if we cannot obtain or maintain necessary permits or licenses.

Our operations will require licenses, permits and in some cases renewals of these licenses and permits from various governmental authorities. Our ability to obtain, sustain, or renew such licenses and permits on acceptable, commercially viable terms are subject to change, as, among other things, the regulations and policies of applicable governmental authorities may change. Our inability to obtain or extend a license or a loss of any of these licenses or permits may have a material adverse effect on our operations and financial condition.

Technological advances could cause our plants to become uncompetitive or obsolete.

It is possible that technological advances in the processes and procedures for processing biodiesel and ethanol could make the processes and procedures that we utilize at our plants less efficient or obsolete. Our plants will be single-purpose facilities and have no use other than the production of biodiesel and ethanol, as the case may be, and associated products. Much of the cost of each plant will be attributable to the cost of production technology which may be impractical or impossible to update. If we are unable to adopt or incorporate technological advances, our biodiesel and ethanol production methods could be less efficient than those of our competitors. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our biodiesel and ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which may be unavailable and/or could result in significant expenditures. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income.

If demand for biodiesel fails to grow at the same rate as planned supply, the excess production capacity will adversely impact our financial condition.

Based upon estimates by the National Biodiesel Board, the estimated annual production capacity of plants currently under construction far exceeds the current estimated annual consumption of biodiesel. In a study prepared for the National Biodiesel Board, LECG, LLC predicts that the national demand for biodiesel fuel will increase to only 650 million gallons by 2015, far below the expected production capacity. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result and drive biodiesel prices lower.

Our business may suffer if we are unable to attract or retain talented personnel.

As of June 30, 2009, we had two full-time equivalent employees. Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of our management, as well as other personnel. We have a relatively small but very effective management team, and the loss of a key individual or inability to attract suitably qualified replacements or additional staff could adversely affect our business. We may also experience difficulties in certain jurisdictions in our efforts to obtain and/or retain suitably qualified staff willing to work in such jurisdictions. Our success depends on the ability of management and employees to interpret market and technical data correctly, as well as to respond to economic, market and other conditions. No assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected.

Competition from other sources of fuel may decrease the demand for our biodiesel and ethanol.

Diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, numerous other domestic fuels are currently under development and may prove to be more cost-efficient and displace biodiesel and/or ethanol as an environmentally-friendly alternative. If diesel prices do not continue to increase or if a new fuel is developed to compete with biodiesel and ethanol, it may be difficult to market our fuels, which could result in decreased revenues.

Competition from other diesel fuel lubricity additives may be a less expensive alternative to our biodiesel, which would cause us to lose market share and adversely affect our ability to generate revenues.

The EPA has issued regulations to reduce the amount of sulfur in diesel fuel in order to improve air quality. The removal of sulfur from diesel fuel reduces its lubricity which must be corrected with fuel additives, such as biodiesel which has inherent lubricating properties. Our proposed biodiesel plants are expected to compete with producers of other diesel additives having similar lubricity values as biodiesel, such as petroleum-based lubricity additives. Many major oil companies produce these petroleum-based lubricity additives and strongly favor their use because they may be used in lower concentrations than biodiesel. In addition, much of the infrastructure in place is for petroleum-based additives. As a result, petroleum-based additives may be more cost-effective than biodiesel. Therefore, it may be difficult to market our biodiesel as a lubricity additive, which could adversely affect our ability to generate revenues.

Risks Related to Our Common Stock; Liquidity Risks

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2009 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•

changes in our industry;

•

competitive pricing pressures;

•

our ability to obtain working capital financing;

•

additions or departures of key personnel;

•

limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•

sales of our common stock;

•

our ability to execute our business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

regulatory developments;

•

economic and other external factors; and

•

period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. Our common stock has been approved to trade on the OTC Bulletin Board system under the symbol “BBNG” since June 26, 2007 (we have applied for a change in our trading symbol in connection with the change in our name to Evolution Resources, Inc.). As a result, investors may be unable to sell their shares of our common stock. We cannot predict how liquid the market for our common stock might become.

As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE, Amex Equities, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the effectiveness of a registration statement or upon expiration of statutory holding periods, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

You should consider the United States federal income tax consequences of owning our securities.

There are risks associated with the United States federal income tax consequences of owning our common stock. Because the tax consequences of owning our common stock are complex and certain tax consequences may differ depending on the holder's particular tax circumstances, each potential investor should consult with and rely on its own tax advisor about the tax consequences. In addition, there can be no assurance that the United States federal income tax treatment currently applicable to owning our common stock will not be modified by legislative, administrative, or judicial action that may have a retroactive effect. No representation or warranty of any kind is made with respect to the acceptance by the Internal Revenue Service or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return.

USE OF PROCEEDS

Except as provided in an applicable prospectus supplement, we will use the net proceeds from the sale of our common stock for project financing and general corporate purposes, including but not limited to, capital expenditures and repayment of debt.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange but has traded on the OTC Bulletin Board under the symbol “BBNG” since June 2007. The following table set forth the range of the high and low bid prices per share of our common stock for each of the following periods as reported by the OTC Bulletin Board. These quotations represent inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.

	High	Low
Fiscal 2007
Quarter Ended July 31, 2007	$0.60	$0.60
Quarter Ended October 31, 2007	0.60	0.60
Fiscal 2008
Quarter Ended January 31, 2008	$0.60	0.60
Quarter Ended April 28, 2008	0.60	0.60
Quarter Ended July 31, 2008	0.60	0.60
Quarter Ended October 31, 2008	0.60	0.60
Fiscal 2009
Quarter Ended January 31, 2009	$0.60	0.60
Quarter Ended April 30, 2009	0.60	0.60

Holders

As of June 2, 2009, there were approximately 41 shareholders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all of our future earnings to finance the growth and development of our business.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is calculated as being currently issued. Accordingly, there will be no dilution to our existing shareholders.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

EFFECT OF INFLATION AND CHANGES IN PRICES

We do not believe that inflation and changes in price will have a material effect on operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•

at a fixed price or prices, which may be changed;

•

at market prices prevailing at the time of sale;

•

at prices related to such prevailing market prices; or

•

at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If underwriters are used in the sale of any the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan or pledge the securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The Underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined by the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents, underwriters, and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of the securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving the securities. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable NASD limitations.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on any securities exchange, except for our common stock, which is quoted on the Nasdaq Global Market under the symbol “FCEL”, and no underwriters will be obligated to make a market in these securities. We cannot predict the activity or liquidity of any trading in these securities.

DESCRIPTION OF SECURITIES

Introduction

Evolution Resources, Inc. (formerly known as BBN Global Consulting, Inc.) was incorporated in the state of Nevada on March 15, 2005. The Company is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock. Each has a par value of $.001 per share.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. As of the date hereof, we have authorized 22,500 shares of Series A Convertible Preferred Stock (the “Series A Preferred”), which we designated pursuant to a Certificate of Designation filed with the Nevada secretary of state on May 27, 2009. Of the 22,500 shares of Series A Preferred that are authorized for issuance, all shares are currently issued and outstanding.

The terms of the Series A Preferred are as follows:

•

The Series A Preferred will be senior to all other equity now outstanding or issued in the future;

•

The Company will not be able to issue any additional preferred stock, incur any debt, or enter into a major transaction without the consent of two-thirds of the then outstanding shares of the Series A Preferred;

•

The Series A Preferred have a $100 liquidation preference per share (the “Liquidation Preference”) prior to any monies being paid to junior securities;

•

The holders of the Series A Preferred will be entitled to compel the redemption of the Series A Preferred at a redemption price equal to their Liquidation Preference one year from the date of the issuance; provided, however; in the event the Company violates the Registration Restrictions, the Series A Preferred become immediately redeemable.

•

The Series A Preferred will have the right to convert into the number of shares of Common Stock at an exercise price of the lesser of $1.00 or 70% of the average market price of the Common Stock for the preceding five trading days; and

•

The Series A Preferred will be entitled to vote on an as-converted basis with the holders of Common Stock.

In addition to the Series A Preferred, our board of directors is empowered, without stockholder approval, to issue up to an additional 978,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any additional shares of preferred stock in addition to the Series A Preferred, there can be no assurance that we will not do so in the future.

Common Stock

Our amended and restated articles of incorporation authorize the issuance of 74,000,000 shares of common stock. The holders of our common stock: (i) have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors; (ii) are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and (iv) are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company does not intend to declare or pay any cash dividends on its common stock in the foreseeable future. Subject to the limitations described below, the holders of the Company’s common stock are entitled to receive only such dividends (cash or otherwise) as may (or may not) be declared by the Company’s Board of Directors. However, in the event the Company does declare a dividend on its common stock, the holders of the Investor Shares will be entitled to receive an equal dividend as if they converted into common stock as of the date the dividend is to be received by the holders of Common Stock. Further, so long as any Investor Shares remain outstanding, the Company will not be allowed to declare a dividend without the written consent of the holders of all of the Investor Shares.

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. Additional shares of Common Stock may be issued by the Board of Directors a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of un-issued and unreserved common and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the NRS allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection.

Amendments to Bylaws. Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PENNY STOCK CONSIDERATIONS

Depending on our net tangible assets at the time of our listing, our common stock may be considered penny stock; in which case trading in our securities would be subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system), in companies continuously in existence for at least three years with net tangible assets of less than $2,000,000. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with “Selected Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We do not have any intention or obligation to update forward-looking statements in this prospectus after the date of this prospectus, except as required by law.

Forward Looking Statements

The following discussion may contain certain forward-looking statements. Such statements are not covered by the safe harbor provisions. These statements include the plans and objectives of management for future growth of the Company, including plans and objectives related to the consummation of acquisitions and future private and public issuances of the Company's equity and debt securities. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

The words “we,” “us” and “our” refer to the Company. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties, including but not limited to: (a) limited amount of resources devoted to achieving our business plan; (b) our failure to implement our business plan within the time period we originally planned to accomplish; (c) our strategies for dealing with negative cash flow; and (d) other risks that are discussed in this report or included in our previous filings with the Securities and Exchange Commission.

Overview

Evolution Resources, Inc. is a development stage company focused on the advancement of the profitable production of cellulosic ethanol and biodiesel. Our business plan contains certain proposed projects that if successfully implemented and completed, will leverage existing assets and infrastructure to (a) significantly shorten the time frame required to establish commercial scale cellulosic ethanol production facilities and (b) “repurpose” certain industrial facilities to provide key biofuels production components.

We are currently focused on building a team of industry experts to advise and assist our management as the project plans are developed. The team will include members from the scientific, financial, legal, and government policy communities who are all well experienced in the field of renewable fuels.

Corporate History

We were incorporated in the State of Nevada in March 2005.

On May 27, 2009, the Company, Evolution Resources, Inc., a Delaware corporation (“Evolution-DE”) and Evolution Resources Acquisition Corp. (“ERAC”), a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger. Pursuant to the terms of the Merger Agreement, ERAC merged with and into Evolution-DE, with Evolution-DE remaining as the surviving corporation and as our sole wholly-owned subsidiary.  After the closing of the merger, we changed our name from BBN Global Consulting, Inc. to Evolution Resources, Inc. to reflect the business of our principal subsidiary. Because of the merger, we ceased to be a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

As of the closing of the merger, each issued and outstanding share of common stock of Evolution-DE was converted into the right to receive 15,296,077 shares of our common stock, which constitutes approximately 89.55% of our outstanding common stock.

Prior to the merger, we were a shell company, and we had no assets or liabilities. As a result of the merger transaction described above, the financial statements presented are our consolidated financial statements including our wholly-owned subsidiary, Evolution-DE (which is the operating entity).

Projects

The proposed projects include the following:

•

Development of a 4 million gallon per year (mmgy) cellulosic ethanol production facility located in an area with a large availability of straw biomass. The project is attractive as the initial cellulosic facility due to the fact that the site for the proposed facility has existing ethanol components and equipment, initial design work for the project has already been completed, and certain permits for ethanol production already exist at the facility. These elements, combined with the goal of engineering and constructing a relatively small commercial scale production facility, provide the potential to complete the project and bring it online in as little as seven months.

•

Development of a 60 mmgy cellulosic ethanol production facility located adjacent to an existing pulping facility. The project will leverage the existing mill assets for the handling of large quantities of wood biomass and the capability to produce pulp cellulose, and will utilize a proprietary technology to convert the cellulose to fermentable sugars.

•

Development of an existing 20 mmgy biodiesel production facility that is currently hampered by the lack of affordable feedstock oils. The project includes the acquisition of a nearby oilseed crusher that was recently closed, and the plan calls for modifications to the crusher to activate it for soybeans, with the extracted oil to be shipped to the biodiesel facility and the meal to be sold in the local markets.

In order to fund the development of the projects, acquire certain assets, and perform the required engineering and construction work involved with each project, we will need to raise approximately $82 million in a mix of equity, debt, and federal government grants/guarantees.

Presently, the Company does not have any agreements or understandings to acquire, or secure access to, any of the projects or the land and facilities necessary to develop these projects. As such, no assurance can be made that any of the above described projects will ever be developed.

Plan of Operations

Based on our cash flow projections, we expect that the net proceeds from our recent Series A Investment will be sufficient to satisfy our cash needs for at least three to six months and to enable us to have sufficient capital liquidity to engage various consultant and independent contractors to implement our initial plans to develop the facilities discussed above. However, if our expenses exceed our expectations, we may exhaust such funds even sooner. In any event, we will likely seek to raise additional funds through public or private offerings of our securities during the next three to twelve months. If we are unable to raise additional funds on a timely basis or at all, any progress with respect to our exploration activities may be adversely affected.

Consultants and Independent Contractors. We have used and intend to use approximately $150,000 of the raise to obtain key biodiesel and ethanol industry consultants and independent contractors to assist us in the development of the facilities described above.

Presently, we do not have any agreements or understandings with any potential consultants or independent contractors. As such, no assurance can be made that we will be able to retain the appropriate people or, if we are able to retain people, that the terms will be favorable to us.

Results of Operations

Revenues. From our inception to the period ended April 29, 2009, we have had no revenues. We do not expect to earn revenues in the near future.

Operating Expenses. From our inception to the period ended April 29, 2009, we incurred no operating expenses.

Income Tax Expenses. From our inception to the period ended April 29, 2009, we did not recognize any income tax expense.

Liquidity and Capital Resources

As of June 30, 2009, we had $14,500cash on hand. We are in the very early stages of development.

Critical Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company will maintain cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its accounts receivable, accounts payable, accrued expenses, deferred revenue and notes payable that are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to their short-term nature.

Earnings (loss) per Common Share (“EPS”)

The Company complies with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share. Basic EPS excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Income Taxes

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized.

Impairment of Long-Lived Assets:

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets, such as property and equipment and intangible assets are not subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of asset groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Recently Issued Accounting Pronouncements

In May 2008, the FASB issued Statement of Financial Accounting Standard No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  The purpose of this standard is to provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements.  SFAS 162 categorizes accounting pronouncements in a descending order of authority.  In the instance of potentially conflicting accounting principles, the standard in the highest category must be used.  This statement will be effective 60 days after the SEC approves the Public Company Accounting and Oversight Board’s related amendments.  The Company believes that SFAS 162 will have no impact on their existing accounting methods.

In April 2009, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. Based on the guidance, if an entity determines that the level of activity for an asset or liability has significantly decreased and that a transaction is not orderly, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transaction or quoted prices may be necessary to estimate fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 157 “Fair Value Measurements”. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June __, 2009 with early adoption permitted for periods ending after March 15, 2009. The company will adopt this FSP for its quarter ending June 30, 2009. There is no expected impact on the financial statements.

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”. The FSP states that in developing assumptions about renewal or extension options used to determine the useful life of an intangible asset, an entity needs to consider its own historical experience adjusted for entity-specific factors. In the absence of that experience, an entity shall consider the assumptions that market participants would use about renewal or extension options. This FSP is to be applied to intangible assets acquired after January 1, 2009. The adoption of this FSP did not have an impact on the financial statements.

The above pronouncements are not currently expected to have a material effect on our financial statements.

BUSINESS

Overview

Evolution Resources, Inc. is a development stage company focused on the advancement of the profitable production of cellulosic ethanol and biodiesel. Evolution’s business plan contains certain proposed projects that if successfully implemented and completed, will leverage existing assets and infrastructure to (a) significantly shorten the time frame required to establish commercial scale cellulosic ethanol production facilities and (b) “repurpose” certain industrial facilities to provide key biofuels production components.

Evolution is currently focused on building a team of industry experts to advise and assist Evolution’s management as the project plans are developed. The team will include members from the scientific, financial, legal, and government policy communities who are all well experienced in the field of renewable fuels.

Projects

The proposed projects include the following:

•

Development of a 4 million gallon per year (mmgy) cellulosic ethanol production facility located in an area with a large availability of straw biomass. The project is attractive as the initial cellulosic facility due to the fact that the site for a proposed facility has existing ethanol components and equipment, initial design work for the project has already been completed, and certain permits for ethanol production already exist at the site. These elements, combined with the goal of engineering and constructing a relatively small commercial scale production facility, provide the potential to complete the project and bring it online in as little as seven months.

•

Development of a 60 mmgy cellulosic ethanol production facility located adjacent to an existing pulping facility. The project will leverage the existing mill assets for the handling of large quantities of wood biomass and the capability to produce pulp cellulose, and will utilize a proprietary technology to convert the cellulose to fermentable sugars.

•

Development of an existing 20 mmgy biodiesel production facility that is currently hampered by the lack of affordable feedstock oils. The project includes the acquisition of a nearby oilseed crusher that was recently closed, and the plan calls for modifications to the crusher to activate it for soybeans, with the extracted oil to be shipped to the biodiesel facility and the meal to be sold in the local markets.

In order to fund the development of the projects, acquire certain assets, and perform the required engineering and construction work involved with each project, Evolution will need to raise approximately $82 million in a mix of equity, debt, and federal government grants/guarantees.

Presently, Evolution does not have any agreements or understandings to acquire, or secure access to, any of the projects, the land or facilities described above that would be necessary to develop these projects. As such, no assurance can be made that any of the above described projects will ever be developed.

INDUSTRY BACKGROUND

Biofuels

Unlike other renewable sources, biomass can be converted directly into liquid fuels called “biofuels” to help meet transportation needs. The two most common types of biofuels are biodiesel and ethanol.

Ernst & Young includes biofuels in its renewable energy index. The United States is at the top of the “All Biofuels Index” due to its recent strength and scale of development, its high gasoline and diesel consumption and its sophisticated financial markets.

The biodiesel market has grown significantly over the past several years with most consumption concentrated in the federal, state and local government. According to the National Biodiesel Board, U.S. biodiesel production was approximately 15 million gallons in 2002 and U.S. production has grown to an estimated 690 million gallons in 2008. While current economic conditions on U.S. produced biodiesel have created extremely challenging conditions for the biodiesel market, we believe the following factors will contribute to its ultimate recovery.

•

Beneficial government initiatives and incentives. Initiatives and incentives at the federal, state and local government levels enhance the economics and market demand for biodiesel production. These initiatives include tax credits as well as mandates for increased use of biodiesel and biodiesel blends.

•

Environmental benefits. Biodiesel is biodegradable, nontoxic and essentially free of sulfur and aromatics. Additionally, biodiesel reduces tailpipe exhaust emissions, greenhouse gas emissions and sulfur dioxide emissions (acid rain) and minimizes black smoke and smog-causing particulate matter.

•

Easy integration into existing infrastructure. Biodiesel can be used in diesel engines with no modifications as B100 or mixed with petroleum diesel, such as the B20 and B5 blends. A blended biodiesel may enhance petroleum diesel because it has the ability to extend engine life and decrease operating expenses due to the increase in engine lubricity.

•

Increased energy security. U.S. domestic oil production has continuously declined while demand has grown since the mid-1980s, increasing dramatically our nation’s import requirements of crude oil from third world countries. Use of biodiesel, which can be produced with a variety of feedstocks from both domestic and worldwide sources, can help reduce dependence on imported oil. Many of these feedstocks are normally unfit for human consumption.

Biodiesel basics

Biodiesel is a clean-burning, non-toxic and biodegradable renewable fuel that is an alternative to petroleum diesel. Biodiesel is primarily used in blends with petroleum diesel as a fuel for trucks and automobiles, but can also be used as heating oil and in a variety of other applications, including marine transportation, electrical generation, farming equipment and mining operations.

Biodiesel contains no petroleum and is a renewable fuel because it can be made from a variety of renewable raw materials, or ''feedstocks’’, including vegetable oils, animal fats and recycled cooking oils. Biodiesel performs comparably to petroleum diesel in terms of fuel economy, horsepower and torque and offers many benefits over petroleum diesel. The use of biodiesel reduces greenhouse gas emissions (both tailpipe emissions and emissions on a total lifecycle basis, including emissions created in the production of biodiesel), as well as other emissions such as particulate matter, carbon monoxide and unburned hydrocarbons. Biodiesel is more biodegradable than petroleum diesel and is also safer to transport due to the higher temperature at which biodiesel ignites, known as its flashpoint.

Biodiesel can be used in its pure form as a direct substitute for diesel fuel or can be mixed at any level with petroleum diesel to create a biodiesel blend. This distinguishes biodiesel from ethanol, which can be blended with gasoline at higher levels only for use in specially modified engines and therefore is not generally used as a direct substitute for gasoline. A blended biodiesel fuel may offer improvements over low-sulphur, unblended petroleum diesel because its increased lubricity has the ability to extend engine life and reduce maintenance costs. In addition, biodiesel has a significantly higher cetane rating, which is a measurement of diesel ignition performance, than petroleum diesel. As a result, biodiesel can improve the ignition performance of diesel engines when it is used in blended or pure form.

Biodiesel blends at various concentrations and can be used in diesel engines without modifications. Biodiesel blends vary according to geographic region and climate, but the most commonly-used blends generally range from a blend of 2% biodiesel and 98% petroleum diesel, or (“B2”), up to a blend of 20% biodiesel and 80% petroleum diesel, or (“B20”).

Traditional Biodiesel Production Process

Biodiesel is produced through a process called transesterification, which involves taking naturally-occurring carbon chain molecules, known as triglycerides, (found in items such as vegetable oils and animal fats), and converting them into methyl esters (the chemical term for biodiesel). This is achieved by reacting triglycerides with an alcohol such as methanol.

Government Initiatives

Tax Incentives. The primary federal government incentive intended to lower the effective cost of biodiesel is the biodiesel blenders excise tax credit, which is available to registered blenders of biodiesel and petroleum diesel. Due to recent Congressional action signed into law in October 2008, all biodiesel fuel, regardless of feedstock source, now qualifies for the $1.00 per gallon biodiesel incentive as of January 1, 2009. Under the previous legislation, biodiesel produced from second use, or non-virgin, feedstocks, such as yellow grease collected from restaurants, was eligible for a reduced $0.50 per gallon tax incentive. The new legislation also closes the so-called “splash and dash” loophole, which allowed foreign-produced biodiesel to be imported to the U.S., splash blended to claim the tax incentive, and then exported to a third country for final use. In December 2007, the Energy Independence and Security Act of 2007 established a renewable fuels standard for biodiesel use in the United States of one billion gallons by 2012.

Use Mandates. A number of federal and state regulations mandate the use of biodiesel blends as additives to gasoline. The Energy Independence and Security Act of 2007 requires a 36 billion gallons per year renewable fuels standard (RFS) by 2022, to be administered by the U.S. Environmental Protection Agency. The new RFS began in 2008 and requires 9 billion gallons of biofuels to be used in 2008 and 11 billion gallons in 2009. The RFS contains the following sub-levels:

•

15 billion gallons of the ultimate 36 billion gallon requirement by 2022 will come from “conventional biofuels” and includes biodiesel;

•

21 billion gallons of the overall 36 billion gallons mandate are to be “advanced biofuels” (defined as cellulosic ethanol, ethanol derived from sugar or starch, biogas, biomass-based diesel, butanol or other alcohols and other fuel derived from cellulosic biomass) by 2022;

•

16 billion gallons of the “advanced biofuels”, under the same timeframe, are to come from cellulosic biofuel; and

•

1 billion gallons by 2012 are required to be from biomass-based diesel.

Benefits of Biodiesel

According to the National Biodiesel Board, environmental benefits in comparison to petroleum based fuels include:

•

Biodiesel reduces by as much as 65% the emission of particulates, which are small particles of solid combustion products. This can reduce cancer risks by up to 94% according to testing sponsored by the Department of Energy.

•

Biodiesel does produce the same or slightly more (up to 7% more) nitrogen oxide (“NOx”) emissions than petrodiesel, but these emissions can be reduced through the use of catalytic converters. As biodiesel contains no nitrogen, the increase in NOx emissions may be due to the higher cetane rating of biodiesel as well as higher oxygen content, which allows it to convert nitrogen from the atmosphere into NOx more rapidly. Properly designed and tuned engines may eliminate this increase.

•

Biodiesel has a higher cetane rating than petrodiesel, and therefore ignites more rapidly when injected into the engine. It also has the highest energy content (B100) of any alternative fuel in its pure form.

•

Biodiesel is twice as biodegradable as petroleum oils and is non-toxic. Tests sponsored by the United States Department of Agriculture confirm biodiesel is less toxic than table salt.

•

In the United States, biodiesel is the only alternative fuel to have successfully completed the Health Effects Testing requirements (Tier I and Tier II) of the Clean Air Act (1990).

In addition, the National Biodiesel Board lists the following advantages of biodiesel over other alternative fuels:

•

Today, diesel engines can run most biodiesel blends with no modifications.

•

Biodiesel does not need investments into new infrastructure. It can use the current distribution and retail infrastructure.

•

Biodiesel can be blended in any percentage with petrodiesel.

•

Biodiesel has the highest energy content (BTU) of any alternative fuel.

•

Harmful emissions (carbon monoxide, particulate matter and hydrocarbons) are reduced by more than 50% compared with petrodiesel.

•

Biodiesel has a positive energy balance.

Biodiesel can capitalize on existing infrastructure to quickly and efficiently satisfy a portion of world energy needs.

Market Acceptance of Biodiesel

According to the National Biodiesel Board:

•

600 major fleets in the U.S. use biodiesel commercially.

•

More than 1,250 retail filling stations in the U.S. offer biodiesel to the public.

•

Currently there are 176 plants either with producing biodiesel or being planned.

Ethanol

Conventional ethanol and cellulosic ethanol are the same product, but are produced utilizing different feedstocks and processes. Conventional ethanol is derived from grains such as corn and wheat or soybeans. Corn, the predominant feedstock, is converted to ethanol in either a dry or wet milling process. In dry milling operations, liquefied corn starch is produced by heating corn meal with water and enzymes. A second enzyme converts the liquefied starch to sugars, which are fermented by yeast into ethanol and carbon dioxide. Wet milling operations separate the fiber, germ (oil), and protein from the starch before it is fermented into ethanol.

Cellulosic ethanol can be produced from a wide variety of cellulosic biomass feedstocks including agricultural plant wastes (corn stover, cereal straws, sugarcane bagasse), plant wastes from industrial processes (sawdust, paper pulp) and energy crops grown specifically for fuel production, such as switchgrass. Cellulosic biomass is composed of cellulose, hemicellulose and lignin, with smaller amounts of proteins, lipids (fats, waxes and oils) and ash. Roughly two-thirds of the dry mass of cellulosic materials consists of cellulose and hemicellulose. Lignin makes up the bulk of the remaining dry mass.

As with grains, processing cellulosic biomass aims to extract fermentable sugars from the feedstock. But the sugars in cellulose and hemicellulose are locked in complex carbohydrates called polysaccharides (long chains of monosaccharides or simple sugars). Separating these complex polymeric structures into fermentable sugars is essential to the efficient and economic production of cellulosic ethanol.

Two processing options are employed to produce fermentable sugars from cellulosic biomass. One approach utilizes acid hydrolysis to break down the complex carbohydrates into simple sugars. An alternative method, enzymatic hydrolysis, utilizes pretreatment processes to first reduce the size of the material to make it more accessible to hydrolysis. Once pretreated, enzymes are employed to convert the cellulosic biomass to fermentable sugars. The final step involves microbial fermentation yielding ethanol and carbon dioxide.

Overview of Ethanol Market

The primary applications for fuel-grade ethanol in the United States include:

•

Renewable fuels. Ethanol is blended with gasoline in order to enable gasoline refiners to comply with a variety of governmental programs, in particular, the national RFS designed to promote alternatives to fossil fuels.

•

Fuel blending. In addition to its performance and environmental benefits, ethanol is used to extend fuel supplies. As the need for automotive fuel in the United States increases and the dependence on foreign crude oil and refined products grows, the United States is increasingly seeking domestic sources of fuel. Much of the ethanol blending throughout the United States is done for the purpose of extending the volume of fuel sold at the gasoline pump. Furthermore, conditions in Brazil, where ethanol accounts for 40% of all vehicle fuels and is sold in blends with gasoline ranging from 25% to 100%, suggest that ethanol could capture a much greater portion of the United States market in the future.

The ethanol fuel industry is greatly dependent upon tax policies and environmental regulations that favor the use of ethanol in motor fuel blends in the United States. Ethanol blends have been either wholly or partially exempt from the federal excise tax on gasoline since 1978. The current federal excise tax on gasoline is $0.184 per gallon and is paid at the terminal by refiners and marketers. If the fuel is blended with ethanol, the blender may claim a $0.45 per gallon tax credit for each gallon of ethanol used in the mixture. The 2007 USDA Farm Bill provides for a maximum $1.01 per gallon production tax credit for cellulosic biofuel through the end of 2012. Federal law also requires the sale of oxygenated fuels in certain carbon monoxide non-attainment Metropolitan Statistical Areas, or MSAs, during at least four winter months, typically November through February.

In addition, the Energy Independence and Security Act of 2007, which was signed into law in December 2007, significantly increased the prior national RFS. The prior national RFS mandated the use of 5.4 billion gallons of renewable fuels in 2008, which was to rise incrementally and peak at 7.5 billion gallons by 2012. The new national RFS significantly increases the mandated use of renewable fuels to 9.0 billion gallons in 2008, which is to rise incrementally and peak at 36.0 billion gallons by 2022. The new national RFS mandates for renewable fuel use increase each year, with corn-based or “conventional” ethanol reaching a peak of 15.0 billion gallons by 2015. Beginning in 2016, increases in the new national RFS targets must be met with advanced biofuels, defined as cellulosic ethanol and other biofuels derived from feedstock other than corn starch. We believe that these increases will bolster demand for ethanol.

Ethanol prices, net of tax incentives offered by the federal government, are generally positively correlated to fluctuations in gasoline prices. In addition, we believe that ethanol prices in the Western United States are typically $0.15 to $0.20 per gallon higher than in the Midwest due to the freight costs of delivering ethanol from Midwest production facilities.

Total annual gasoline consumption in the United States is approximately 140 billion gallons and total annual ethanol consumption represented less than 5% of this amount in 2007. We believe that the domestic ethanol industry has substantial potential for growth to initially reach what we estimate is an achievable level of at least 10% of the total annual gasoline consumption in the United States, or approximately 14 billion gallons of ethanol annually and thereafter up to 36 billion gallons of ethanol annually required under the new national RFS by 2022.

While we believe that the overall national market for ethanol will grow, we believe that the market for ethanol could experience either increases or decreases in demand depending on the preferences of petroleum refiners and state policies.

Customers

We plan to produce and resell ethanol to various customers in the Western and Southeastern United States. We will also arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers. Our revenue will be obtained primarily from sales of ethanol to large oil companies and fuel brokers.

Employees

Evolution currently employs 2 employees and expects to add 10 to 12 additional employees by year end. Industry experts, engineers, and researchers will be contracted on an as-needed basis.

Facilities

Evolution uses office space at the Luckett Tyner Law Firm (the “Tyner Law Firm”), 143 Yazoo Avenue, Clarksdale, Mississippi 38614. The Tyner Law Firm provides this office space at no charge to Evolution.

Competition

The National Biodiesel Board reports that, as of January, 2008, there were approximately 171 commercial biodiesel refineries in the United States with an annual production capacity of approximately 2.2 billion gallons per year. In addition, the National Biodiesel Board reports that there were 55 commercial biodiesel refineries under construction and 3 existing commercial biodiesel refineries undergoing expansion in the United States. The total additional anticipated annual production capacity of these plants under construction or expansion is approximately 1.1 billion gallons per year.

The biodiesel production market is very dynamic as there are a number of new entrants that may have greater access to capital or low cost feedstock. For example, large international agricultural companies, such as Archer Daniels Midland Corporation, or ADM, and Bunge Limited have begun to build biodiesel refineries to take advantage of their access to agricultural feedstock. ADM is already the largest ethanol producer in the United States and has publicly stated an intention to build biodiesel refineries in the United States to complement its ethanol production and to take advantage of its vertically integrated agricultural supply chain. ADM estimates that, as of August 11, 2007, it had 1.6 million metric tons of biodiesel production capacity worldwide. In addition, major energy companies have expressed an interest in investing in renewable energy projects, including biodiesel. Chevron Corporation, for example, reports that it has spent over $1.5 billion on renewable energy projects since 2000.

While the market for biodiesel may not be constrained by demand given the large volume of consumption of diesel in the United States and worldwide, we may face significant competition for feedstock and capital from these large, vertically integrated competitors, in addition to the other independent entrants into the market and from various other alternative fuels that are being developed and marketed.

Cellulosic ethanol production is an emerging industry, but there are existing companies focused this technology. Companies currently operating in the cellulosic sector include Verenium Corporation and Bluefire Ethanol Fuels Inc. Both of those companies have received federal funding and could prove to have success over the next few years. The 2007 USDA Farm Bill provides for a maximum $1.01 per gallon production tax credit for cellulosic biofuels through the end of 2012. Further, the Energy Independence and Security Act of 2007 stipulates that the United States must produce 16 billion gallons per year of cellulosic biofuels by the year 2022, or roughly 44% of the total 36 billion gallons per year of ethanol required. These incentives and mandates will drive new entrants into the cellulosic ethanol production industry. We believe that we differentiate ourselves from potential competitors in that we are focused on the application of cellulosic technologies to existing assets that can be converted for such use. Since our facilities will not be built new from the ground up, this tends to shorten the time needed for development and construction.

LEGAL PROCEEDINGS

From time to time the Company may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of business. We are not currently involved in any legal proceedings that we believe could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations.

MANAGEMENT

Our directors will serve until the next annual meeting of stockholders. Our officers and key employees and consultants are appointed by our Board of Directors and serve at its discretion.

Current Directors and Executive Officers

The names of our current officers and directors, as well as certain information about them are set forth below:

Name	Age	Position(s)
Dennis McLaughlin	43	Chief Executive Officer, President and Director
Christopher P. Chambers	44	Executive Vice President, Chief Financial Officer, Secretary and Director
Hank Cohn	38	Director

Dennis McLaughlin—Chief Executive Officer, President and Chairman of the Board

Dennis McLaughlin was appointed as the Chief Executive Officer, President and Director of the Company in connection with the Merger. He has served as CEO and Chairman of Apollo Resources International, Inc. (a publicly traded company) since October of 2004. He was CEO of Blue Wireless & Data, Inc. (a publicly traded company) from June 2004 through April 2005, and served as Chairman from June 2004 to 2007. He was CEO and Co-Chairman of Ocean Resources, Inc. (a publicly traded company) from September 2003 to January 2005. Prior to that he founded Aurion Technologies, LLC in 1998 and served as CEO and was a Director through 2001. He founded Aurora Natural Gas, LLC in 1993 and served as CEO through 2001. Prior to starting his own companies, he worked as a Manager of Marketing & Transportation for Highland Energy from 1991 to 1993, and before this worked as a gas marketing representative for Clinton Natural Gas from 1990 to 1991. Mr. McLaughlin received a Bachelor of Economics degree from the University of Oklahoma in 1992.

Christopher P. Chambers—Executive Vice President, Chief Accounting Officer, Secretary and Director

Christopher “Kit” Chambers was appointed as the Chief Accounting Officer and Director of the Company in connection with the Merger. He has been Secretary and Executive Vice President of Earth Biofuels Inc. since November 8, 2005. Mr. Chambers has been Secretary of Apollo Resources International Inc. since October of 2004 and serves as its Vice President. Mr. Chambers served as the President of Blue Wireless & Data Inc. (a publicly traded company) from September 27, 2005 to September 13, 2006 and served as its Corporate Secretary from July 2004 to September 13, 2006. He served asthe Chief Executive Officer of Blue Wireless & Data Inc., from May 3, 2005 to September 27, 2005. He served as Chief Operating Officer and Secretary of Ocean Resources Inc., (a publicly traded company) from October 2003 to January 2005.  From January 1999 to December 2001, he was employed by Aurion Technologies LLC, as Vice President of Operations, then as Vice President of Sales Engineering. From May 1994 to December 1998, he served as Vice President, Software Development of Aurora Natural Gas LP. From January 1998 to February 2004, he served as an independent consultant in the film and video industry in Dallas, Texas. He has served as Director of Apollo Resources International Inc. from November, 2004. He served as a Director of Blue Wireless & Data Inc. from July 2004 to September 13, 2006. Mr. Chambers received a Bachelor of Science degree from the University of Oklahoma in 1989.

Hank Cohn—Director

Hank Cohn is currently serving as President and Chief Executive Officer of PracticeOne, Inc., an integrated software and services company for physicians. He is also executive Vice President at Galaxy Ventures, LLC, a closely-held investment fund with a multi-pronged investment strategy concentrating in the areas of bond trading and early stage technology investments. Mr. Cohn acts as Portfolio Manager for investments. Mr. Cohn is also a member of the Board of Directors of Crystal International Travel Group, Inc. (CINT.OB) and Analytical Surveys, Inc. (ANLT). From May 2007 to August 2007, Hank Cohn was the sole officer and director of International Food and Wine Consultants, Inc. a company trading on the OTCBB. Mr. Cohn holds an MBA in finance and investments from Baruch College.

Election of Directors and Officers

Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by our Articles of Incorporation. The holders of the Investor Shares are entitled to appoint one representative as a member of our Board of Directors.

Our Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified.

Compensation of Independent Directors

Each member of our board of directors who is not an employee of the Company (a “non-employee director”) may receive an annual retainer in cash and/or shares of our Common Stock as determined by the board of directors and all directors will be reimbursed for costs and expenses related to attending meetings of the board of directors, though such compensation has not yet been established.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until the end of our fiscal year on October 31, 2008.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus ($)	Other Annual Compensation (# of shares of Common Stock)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation ($)
Hank Cohn Former Chief Executive Officer, President, Chief Financial Officer, Secretary and Chairman of the Board (1)	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Dennis McLaughlin, Chief Executive Officer, Director	2009	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0

Christopher P. Chambers, Chief Accounting Officer, Director	2009	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0

———————

(1)

On May 27, 2009, Hank Cohn resigned as the Chief Executive Officer, Chairman of the Board, Chief Financial Officer, President and Secretary of BBN. Mr. Cohn remains as a member of the Board of Directors.

Employment Agreements

We have not entered into employment agreements with our executive officers as of the date of this Prospectus.

We may also issue to our officers and directors cash compensation, restricted stock grants or grants of stock options on terms and conditions to be determined by our board of directors or designated committee.

Compensation of Directors

The Company did not provide for issuances of its securities through a stock option plan or even have a committee to approve such agreement. We intend to provide our directors with compensation for their service on our board of directors, though such compensation has not yet been established.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2009 following the closing of the Merger regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and “named executive officers”; and (iii) all of our executive officers and directors as a group:

Name and address of Beneficial Owner	Amount	Percent of Class
Directors and Named Executive Officers

Dennis McLaughlin	0	0.00%
Christopher P. Chambers	15,296,077	89.55%
Hank Cohn	25,000	*

All Directors and Executive Officers as a group (3 persons)	15,321,077	88.58%

Change of Control

To the Company’s knowledge, there are no arrangements, which may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We had no related party transactions in the past three fiscal years. None of our directors is currently independent pursuant to the definition employed by NASDAQ.

We currently have no policies or procedures for the review, approval or ratification of related-party transactions.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Quick Law Group PC, 900 W. Pearl St., Suite 300, Boulder, Colorado 80302.

EXPERTS

The balance sheet and financial statements of Evolution Resources, Inc. in this prospectus have been audited by Li & Company PC, independent registered public accounting firm upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with our accountants since our formation required to be disclosed.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

May 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Evolution Resources, Inc.

(A development stage company)

Clarksdale, Mississippi

We have audited the accompanying consolidated balance sheet of Evolution Resources, Inc. (a development stage company) (the “Company”) as of May 31, 2009 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the period from April 9, 2009 (inception) through May 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Evolution Resources, Inc. as of May 31, 2009 and the results of its operations and its cash flows for the period from April 9 (inception) through May 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Evolution Resources, Inc. will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage at May 31, 2009, a net loss for the period from April 9, 2009 (inception) through May 31, 2009, with no revenues during the period which raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Skillman, New Jersey

June 16, 2009

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

Consolidated Balance Sheet

May 31, 2009

ASSETS

CURRENT ASSETS:
Cash	$55,925
Prepaid consulting expenses and license	30,000
TOTAL ASSETS	$85,925

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$18,260

Total Current Liabilities	18,260

Derivative liability	1,387,468

Total Liabilities	1,405,728

STOCKHOLDERS’ DEFICIT:
Convertible preferred stock, Series A, at $0.001 par value; liquidation preference of $100 per share; 22,500 shares authorized; 12,000 shares issued and outstanding	12
Common stock at $0.001 par value; 74,000,000 shares authorized; 17,081,077 shares issued and outstanding	17,081
Additional paid-in capital	(16,750)
Deficit accumulated during the development stage	(1,320,146)
Total Stockholders’ Deficit	(1,319,803)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$85,925

See accompanying notes to the consolidated financial statements.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

Consolidated Statement of Operations

For the Period from April 9, 2009 (Inception) through May 31, 2009

Revenue	$––

Cost of revenue	––

Gross profit	––

Professional fees	7,500

General and administrative	10,166

Loss from operations	(17,666)

Other income (expense):
Loss on derivative liability	(1,302,480)
Total other income (expense)	(1,302,480)

Loss before income taxes	(1,320,146)
Income taxes	––
Net loss	$(1,320,146)

Net loss per common share- basic and diluted	$(0.08)
Weighted average number of common shares outstanding – basic and diluted	17,081,077

See accompanying notes to the consolidated financial statements.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

Consolidated Statement of Stockholders’ Deficit

 For the Period from April 9, 2009 (Inception) through May 31, 2009

	Preferred Shares	Amount	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
Balance, April 9, 2009 (Inception)	––	$––	9,760,000	$9,760	$49,995	$(83,218)	$(23,463)

Reverse acquisition			7,321,077	7,321	(66,745)	83,218	23,794

Sale of Series A Convertible Preferred Stock, net of cost of $35,000 and discount of $84,988	12,000	12					12

Net loss						(1,320,146)	(1,320,146)

Balance, May 31, 2009	12,000	$12	17,081,077	$17,081	$(16,750)	$(1,320,146)	$(1,319,803)

See accompanying notes to the consolidated financial statements.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

Consolidated Statement of Cash Flows

For the Period from April 9, 2009 (Inception) through May 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,320,146)
Adjustments to reconcile net loss to net cash used in operating activities:
Derivative liability	1,302,480
Changes in operating assets and liabilities
Prepaid expenses	(30,000)
Accrued expenses	16,760

Net Cash Used in Operating Activities	(30,906)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired from reverse acquisition	1,831

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of Series A convertible preferred stock , net of cost of $35,000	85,000
Net Cash Provided By Financing Activities	85,000

NET INCREASE IN CASH	55,925

CASH AT BEGINNING OF PERIOD	––
CASH AT END OF PERIOD	$55,925

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
Interest paid	$––
Income taxes paid	$––

See accompanying notes to the consolidated financial statements.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

May 31, 2009

Notes to the Consolidated Financial Statements

NOTE 1 -

ORGANIZATION

BBN Global Consulting, Inc. (“BBN”) was incorporated on March 15, 2005 under the laws of the State of Nevada and realized its first revenues in November 2005. It was formed to be a consulting firm with a mission of providing strategic business planning and management consulting to small domestic companies and to assist medium sized companies in China and Brazil to establish a business presence in the United States.

On May 27, 2009 (the “Merger Date”), BBN, Evolution Resources, Inc. (“Evolution”) and Evolution Resources Acquisition Corp. (“ERAC”), a wholly-owned subsidiary of BBN, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on May 27, 2009 ERAC merged with and into Evolution, with Evolution remaining as the surviving corporation (the “Merger”).

As of the closing of the Merger, each issued and outstanding share of common stock of Evolution was converted into the right to receive 15,296,077 shares of the common stock of BBN. Following (i) the closing of the Merger and (ii) the cancellation of 7,975,000 shares of BBN’s common stock in connection with the Merger, the former shareholders of Evolution hold approximately 89.55% of the common stock of BBN.

As a result of the ownership interests of the former shareholders of Evolution, for financial statement reporting purposes, the merger between BBN and Evolution has been treated as a reverse acquisition with Evolution deemed the accounting acquirer and BBN deemed the accounting acquiree under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (revised 2007) (“SFAS No. 141R”). The reverse merger is deemed a capital transaction and the net assets of Evolution (the accounting acquirer) are carried forward to BBN (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of BBN and the assets and liabilities of Evolution which are recorded at historical cost. The equity of BBN is the historical equity of Evolution retroactively restated to reflect the number of shares issued by BBN in the transaction.

On May 27, 2009, in connection with the Merger, the Company amended its articles of incorporation to change its name from BBN Global Consulting, Inc. to Evolution Resources, Inc. (the “Company”).

Evolution Resources, Inc. is a development stage company focused on the advancement of the production of cellulosic ethanol and biodiesel. Evolution’s business plan contains certain proposed projects that if successfully implemented and completed, will leverage existing assets and infrastructure to (a) significantly shorten the time frame required to establish commercial scale cellulosic ethanol production facilities and (b) “repurpose” certain industrial facilities to provide key biofuels production components.

In connection with the merger, the Company entered into a Registration Rights Agreement, in which they would incur penalties if they did not file a registration statement with the SEC within seven (7) days of the closing date of May 27, 2009. The filing was not made within the specified time period and the Company has received a waiver from the holders of the Series A Convertible Preferred Stock until June 17, 2009.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include the accounts of the Company at May 31, 2009 and for the period from April 9, 2009 (Inception) through May 31, 2009 and BBN at May 31, 2009 and for the period from May 27, 2009 (date of acquisition) through May 31, 2009. All inter-company balances and transactions have been eliminated.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

May 31, 2009

Notes to the Consolidated Financial Statements

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Development stage company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash, prepaid expenses, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Licenses

The Company has adopted the guidelines as set out in Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”) for the license. Under the requirements as set out in SFAS No. 142, the Company amortizes the costs of acquired licenses over their remaining legal lives or the term of the contract, whichever is shorter. Licenses are stated at cost less accumulated amortization and accumulated impairment losses, if any. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Discount on Series A convertible preferred stock

The Company has allocated the proceeds received from Series A convertible preferred stock between the underlying instruments and has recorded the conversion feature as a liability in accordance with Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) and related interpretations. The conversion feature and certain other features that are considered embedded derivative instruments, such as a conversion reset provision, a penalty provision and redemption option, have been recorded at their fair value within the terms of SFAS No. 133 as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown on the Statement of Operations.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

May 31, 2009

Notes to the Consolidated Financial Statements

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivatives

The Company accounts for derivatives in accordance with SFAS No. 133 and the related interpretations. SFAS No. 133, as amended, requires companies to recognize all derivative instruments as either assets or liabilities in the consolidated balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation. At December 31, 2008, the Company had not entered into any transactions which were considered hedges under SFAS No. 133.

Financial instruments

The Company evaluates its Series A convertible preferred stock to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133 and related interpretations including Emerging Issues Task Force (“EITF”) Issue No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock” (“EITF Issue No. 00-19”). The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS No. 133 are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The fair value model utilized to value the various compound embedded derivatives in the secured convertible notes comprises multiple probability-weighted scenarios under various assumptions reflecting the economics of the secured convertible notes, such as the risk-free interest rate, expected Company stock price and volatility, likelihood of conversion and or redemption, and likelihood of default status and timely registration. At inception, the fair value of the single compound embedded derivative was bifurcated from the host debt contract and recorded as a derivative liability which resulted in a reduction of the initial notional carrying amount of the secured convertible notes (as unamortized discount which will be amortized over the term of the notes under the effective interest method).

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future returns. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

May 31, 2009

Notes to the Consolidated Financial Statements

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”). Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period to reflect the potential dilution that could occur from common shares issuable through Series A convertible preferred stock, which excludes 2,857,143 shares of common stock issuable under the conversion feature of the Series A convertible preferred stock for the period from April 9, 2009 (Inception) through May 31, 2009.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending October 31, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting; of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In May 2008, the FASB issued Statement of Financial Accounting Standard No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). The purpose of this standard is to provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements. SFAS 162 categorizes accounting pronouncements in a descending order of authority. In the instance of potentially conflicting accounting principles, the standard in the highest category must be used. This statement will be effective 60 days after the SEC approves the Public Company Accounting and Oversight Board’s related amendments. The Company believes that SFAS 162 will have no impact on their existing accounting methods.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

May 31, 2009

Notes to the Consolidated Financial Statements

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In April 2009, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. Based on the guidance, if an entity determines that the level of activity for an asset or liability has significantly decreased and that a transaction is not orderly, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transaction or quoted prices may be necessary to estimate fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 157 “Fair Value Measurements”. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 30, 2009 with early adoption permitted for periods ending after March 15, 2009. The company will adopt this FSP for its quarter ending June 30, 2009. There is no expected impact on the financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1 “Interim Disclosures about Fair Value of Financial Instruments”. The FSP amends SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” to require an entity to provide disclosures about fair value of financial instruments in interim financial information. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 30, 2009 with early adoption permitted for periods ending after March 15, 2009. The company will include the required disclosures in its quarter ending June 30, 2009.

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”. The FSP states that in developing assumptions about renewal or extension options used to determine the useful life of an intangible asset, an entity needs to consider its own historical experience adjusted for entity-specific factors. In the absence of that experience, an entity shall consider the assumptions that market participants would use about renewal or extension options. This FSP is to be applied to intangible assets acquired after January 1, 2009. The adoption of this FSP did not have an impact on the financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the development stage. The Company intends to advance the production of cellulosic ethanol and biodiesel with certain proposed projects that if successfully implemented and completed, will leverage existing assets and infrastructure to (a) significantly shorten the time frame required to establish commercial scale cellulosic ethanol production facilities and (b) “repurpose” certain industrial facilities to provide key biofuels production components.; however, the Company has not yet acquired the customers or begun operations. Its activities as of May 31, 2009 have been organizational and developmental (pre-operational).

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $1,320,146 at May 31, 2009 and had a net loss of $1,320,146 for the period from April 9, 2009 (inception) through May 31, 2009, with no revenues since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

May 31, 2009

Notes to the Consolidated Financial Statements

NOTE 4 – PREPAID CONSULTING EXPENSES AND LICENSE

Prepaid consulting expenses and license at May 31, 2009 consisted of the following:

Consulting	$20,000
License	10,000
$30,000

Consulting Agreements

The Company has entered into a consulting agreement with Chrysalis Energy Partners, LLC to provide professional services through February 28, 2010. The Company is to pay $10,000 per month for these services. The first payment for June 2009 of $10,000 was paid on May 28, 2009 and is included in prepaid expenses.

The Company has entered into a consulting agreement with Byrne & Company Limited on May 14, 2009 to provide consulting services as directed to develop a business plan and two fully functional financial models. The Company is to pay $10,000 per month for these services. The Company can terminate this agreement at any time with or without cause. A retainer payment of $5,000 was paid on May 28, 2009 and is included in prepaid expenses.

The Company has entered into a consulting agreement with Wilson Sonsini to provide consulting services commencing in June 2009 and ending twelve months later. The Company is to pay $10,000 per month for these services. A payment of $5,000 was made on May 28, 2009 and is included in prepaid expenses.

Licensing Agreement

On April 27, 2009, the Company entered into a licensing agreement with Bio-Process Innovation, Inc. (“BPI”) to license its patented and proprietary processes and associated yeast(s). The Company will have to pay a one time design/usage fee of $0.05 per gallon ethanol design capacity per year in two installments; 50% upon Project Commencement, as defined, and 50% upon the plant meeting production nameplate capacity over a period of two weeks operation. In addition BPI will charge a monthly Royalty fee equal to 4% of the Net Pre-Tax Revenues, as defined, from the sale of all products and co-products produced in each of the Company’s refineries.

The Company will be granted the exclusive and non-transferable rights to the use of BPI technologies associated with the production of ethanol and co-products from cellulosic biomass materials within the United States for an exclusivity fee of $1,500,000 paid in installments of no less than $25,000 per month with the total amount being paid within 24 months from the date of this agreement. After the 24 months the Company can keep this exclusivity for an annual maintenance fee of $150,000.

The Company prepaid BPI $10,000 on May 29, 2009 in association with this License.

EVOLUTION RESOURCES, INC.

(A Development Stage Company)

May 31, 2009

Notes to the Consolidated Financial Statements

NOTE 5 – STOCKHOLDERS’ EQUITY

Series A Convertible Preferred Stock

On May 27, 2009, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Harborview Master Fund, L.P. (“Harborview”). Pursuant to the Purchase Agreement, Harborview purchased an aggregate of 22,500 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), for aggregate gross proceeds equal to $225,000. The purchase price will be paid as follows: (i) $120,000 was paid on the Merger Date, May 27, 2009 (ii) $55,000 will be paid upon the filing of a registration statement and (iii) $50,000 upon the effectiveness of the registration statement.

The Series A Preferred Stock shall not be entitled to receive any dividends, have a liquidation value of $100 per share and shall be entitled to vote together with the holders of the common stock of the Company, on an as converted basis.

The Series A Preferred Stock may be converted into common stock of the Company at the option of the holder by using a conversion price which shall be equal to the liquidation value of $100 divided by the lesser of (i) $1.00, as adjusted or (ii) 70% of the average  (a) if the common stock of the Company is then listed or quoted on a trading market, the daily volume weighted average price of the common stock for such date, for the five trading day period preceding the conversion date; (b) if the common stock of the Company is not listed or quoted on a trading market but are then reported in the “Pink Sheets”, the most recent bid price per share, for the five trading day period preceding the conversion date; or (c) in all other cases, the fair market value of a share of common stock as determined by an independent.

The Company followed the accounting treatment in SFAS 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” SFAS 133 “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” The Company recognized a derivative liability upon the issuance of $120,000 of the Series A Preferred Stock that values the compound derivatives based on a probability weighted discounted cash flow model. The significant assumptions used for the valuation model were: the underlying stock price was used as the fair value of the common stock even though it is thinly traded, projected volatility of 215%, based on the average of 7 comparable alternative energy companies, the Company would complete its registration requirements by October 31, 2009, the holder would automatically convert at a stock price of $1.50 if the Company was not in default, the holder would convert on a quarterly basis in amounts not to exceed 25% of the average trading volume, the average trading volume would increase at 5% per quarter, and the holder would redeem if the stock price fell to $0.10 or lower. As the value of the derivative liability was greater than the face value of the Series A Preferred Stock, only the par value was prescribed to the Series A Preferred Stock. At May 31, 2009, the fair value of the Series A Preferred Stock derivative liability was $1,387,468.

As of May 31, 2009, there were 12,000 shares of Series A Preferred Stock outstanding.

PART II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our amended and restated articles of incorporation provide for us to indemnify our officers and directors as follows:

•

We will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the or, while a director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.

•

We will pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified.

Additionally, our bylaws, provide that we shall indemnify our (i) present or former directors, advisory directors or officers, (ii) any person who while serving in any of the capacities referred to in clause (i) who served at our request as a director, officer, partner, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) our board of directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii).

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2,232.00
Transfer Agent Fees	$500.00
Accounting fees and expenses	$1,000.00
Legal fees and expenses	$5,000.00
Edgar filing fees	$1,000.00

Total	$9,732.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

Sales by BBN

On May 27, 2009 (the “Merger Date”), BBN Global Consulting, Inc. (“BBN”), Evolution Resources, Inc. (“Evolution”) and Evolution Resources Acquisition Corp. (“ERAC”), a wholly-owned subsidiary of BBN, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on May 27, 2009 ERAC merged with and into Evolution, with Evolution remaining as the surviving corporation (the “Merger”).

As of the closing of the Merger, each issued and outstanding share of common stock of Evolution was converted into the right to receive 15,296,077 shares of the common stock of BBN. Following (i) the closing of the Merger and (ii) the cancellation of 7,975,000 shares of BBN’s common stock in connection with the Merger, the former shareholders of Evolution will hold approximately 89.55% of the common stock of BBN.

In connection with the Merger, on May 27, 2009, BBN issued an aggregate of 15,296,077 shares of BBN common stock to the stockholders of Evolution in exchange for their Evolution common shares at the ratio of 203.9477 shares of BBN common stock for each share of Evolution common stock. The issuance was made pursuant to an exemption from registration requirements under Regulation D and or Section 4(2) of the Securities Act of 1933, as amended. In each case, we believe the recipients were all "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933.

Additionally, concurrent with the Merger, Evolution entered into a Purchase Agreement with certain accredited investors for the sale of an aggregate of 20,000 shares of Series A Convertible Preferred Stock (the “Investor Shares”), for aggregate gross proceeds equal to $225,000 (the “Purchase Price”).

Sales by Evolution

On April 9, 2009, Evolution sold 75,000 shares of our common stock in a private placement at $.01 per share to one individual. The issuance was made pursuant to an exemption from registration requirements under Regulation D and or Section 4(2) of the Securities Act of 1933, as amended. In each case, we believe the recipients were all "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933.

All sales of securities pursuant to Regulation D were part of the same offering. No sales of securities were made more than six months before the start of the Regulation D offerings or made more than six months after completion of the Regulation D offerings.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold pursuant to Regulation D contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

EXHIBITS

Exhibit Number	Exhibit Description
2.1

Agreement and Plan of Merger, dated as of May 27, 2009 by and between BBN Global Consulting, Inc., Evolution Resources Acquisition Corp. and Evolution Resources, Inc. (Nonmaterial schedules and exhibits identified in the Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. BBN agrees to furnish supplemental information to the Commission upon request by the Commission a copy of any omitted schedule or exhibits.)*

3.1	Amended and Restated Articles of Incorporation *
3.2	Bylaws *
3.3	Certificate of Designation of Series A Convertible Preferred Stock *
5.1	Opinion of Quick Law Group PC
10.1	Series A Convertible Stock Purchase Agreement, dated May 27, 2009 between Evolution and various accredited investors*
10.2	Registration Rights Agreement, dated May 27, 2009 between Evolution and various shareholders of BBN*
21.1	Subsidiaries of the Registrant
23.1	Consent of Li & Company PC
23.2	Consent of Quick Law Group PC (included in Exhibit 5.1)
*Filed as an exhibit to the Company’s Form 8-K, filed with the Securities and Exchange Commission on June 2, 2009 and incorporated herein by reference.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Clarksdale, State of Mississippi on July 2, 2009.

Evolution Resources, Inc.

By:	/s/ DENNIS MCLAUGHLIN
Dennis McLaughlin Chief Executive Officer and Chairman of the Board

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ DENNIS MCLAUGHLIN	Chief Executive Officer and Chairman of the Board	July 2, 2009
Dennis McLaughlin

/s/ CHRISTOPHER CHAMBERS	Executive Vice President, Chief Accounting Officer, Secretary and Director	July 2, 2009
Christopher Chambers

/s/ HANK COHN	Director	July 2, 2009
Hank Cohn

Exhibit Number	Exhibit Description
2.1

Agreement and Plan of Merger, dated as of May 27, 2009 by and between BBN Global Consulting, Inc., Evolution Resources Acquisition Corp. and Evolution Resources, Inc. (Nonmaterial schedules and exhibits identified in the Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. BBN agrees to furnish supplemental information to the Commission upon request by the Commission a copy of any omitted schedule or exhibits.)*

3.1	Amended and Restated Articles of Incorporation *
3.2	Bylaws *
3.3	Certificate of Designation of Series A Convertible Preferred Stock *
5.1	Opinion of Quick Law Group PC
10.1	Series A Convertible Stock Purchase Agreement, dated May 27, 2009 between Evolution and various accredited investors*
10.2	Registration Rights Agreement, dated May 27, 2009 between Evolution and various shareholders of BBN*
21.1	Subsidiaries of the Registrant
23.1	Consent of Li & Company PC
23.2	Consent of Quick Law Group PC (included in Exhibit 5.1)

———————

*

Filed as an exhibit to the Company’s Form 8-K, filed with the Securities and Exchange Commission on June 2, 2009 and incorporated herein by reference.